Exhibit 10(l)

                               AGREEMENT OF LEASE

         THIS AGREEMENT OF LEASE is made by and between HEADWATERS ASSOCIATES, a Pennsylvania general partnership, with an address at 10 North Church Street, Suite 307, West Chester, Chester County, Pennsylvania 19380 ("Lessor") and DNB FIRST, NATIONAL ASSOCIATION, a national banking association having a principal place of business at 4 Brandywine Avenue, Downingtown, Chester County, Pennsylvania 19335 ("Lessee").

                              W I T N E S S E T H :

         1. Demise and Lease. Lessor, for and in consideration of the payment of the rentals hereinafter specified, and the performance of the terms, covenants and agreements herein contained, hereby demises and leases unto Lessee and Lessee hereby lets from the Lessor the first floor space of the four story building at 2 North Church Street, West Chester, Pennsylvania (hereinafter "Building"), consisting of 4,770 square feet (the "Leased Premises"). A sketch plan of the Leased Premises is attached hereto as Exhibit A and made part hereof.

         Lessee shall have access to the Leased Premises on a 24-hour a day basis, seven (7) days a week.

         Lessee shall be authorized to use the Leased Premises for: (i) general administrative office use; a financial services center; loan production; customer meetings; a bank, and all uses necessary or incidental to the foregoing, including, without limitation, the sale of mutual funds, securities and other financial and insurance products), maintenance of automated teller machine(s) ("ATMs") to the extend permitted under other provisions of this Lease, safe deposit facilities and office and office related uses, and (ii) any other lawful use permitted by applicable law from time to time at the Leased Premises (collectively, the "Permitted Uses"). Lessee shall have the right, in order to maintain proper security and maintenance for the operation of its business, to have pickups or deliveries made from or to the Leased Premises by carriers of cash, securities, instruments, records or other materials commonly transported by such carriers and to permit the use of such portions of the Leased Premises as shall be reasonably required for such purposes.

         2. Term. This Lease shall be for a period (the "Term") beginning on the "Commencement Date" (as defined below) and ending five (5) years thereafter. For purposes of this Lease, the "Commencement Date" shall be the Premises Delivery Date (as hereinafter defined). The parties hereto agree, upon demand of the other, to execute a supplemental instrument expressing the Rent Commencement Date of the Term when the Rent Commencement Date has been determined. Lessor hereby covenants and agrees to deliver exclusive possession of the Leased Premises to Lessee on or before September 1, 2005. For purposes of this Lease, the "Premises Delivery Date" shall be the date (in any event not earlier than April 1, 2005) that Lessor actually delivers the Leased Premises to Lessee in the manner required hereby and

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that is designated as the "Premises Delivery Date" by Lessor by written notice delivered to Lessee at least 60 days prior to the designated Premises Delivery Date, but notwithstanding the foregoing, the "Premises Delivery Date" shall not be earlier than 60 days after Lessee shall have been given reasonable access to the Leased Premises for the purpose of taking measurements and identifying work to be done for Lessee's tenant improvements. Upon request of Lessor, Lessee agrees to confirm in writing when it has received such access. The Lessor and Lessee may agree, in a writing signed by both of them, on a "Premises Delivery Date" that does not meet the foregoing requirements. In the event that Lessor fails to deliver exclusive possession of the Leased Premises to Lessee on or before September 1, 2005, then Lessee shall be permitted to terminate this Lease by delivery of written notice thereof to Lessor at any time after that date but prior to the date that exclusive possession of the Leased Premises are actually delivered to Lessee in the manner required hereby.

         3. Rent. During the initial Lease year beginning on the date hereof and ending on July 31, 2006, Lessee shall pay to Lessor as base rent ("Base Rent") for the Leased Premises the sum of Nineteen Dollars and Seventy-Five Cents Dollars ($19.75) per square foot per year for a total Base Rent of Ninety Four Thousand Two Hundred Seven and 50/100 Dollars ($94,207.50), without set off or any demand therefor, at the place designated by Lessor, in equal, consecutive monthly installments of Seven Thousand Eight Hundred Fifty and 63/100 ($7,850.63), each such installment to be due and payable in advance on the first day of each month during the Term. In the event the Term shall begin and end other than on the first day and last day, respectively, of a calendar month, the rental for such partial month shall be adjusted utilizing the number of days of the Term actually contained in the calendar month during which the Term begins and ends, respectively. The Base Rent shall remain constant through July 31, 2007. The annual Base Rent shall thereafter be increased in each of the three subsequent years of the Term of this Lease as followings:

                  (a) 8/1/07 to 7/31/08 ("Year 3"): The annual Base Rent of $94,207.50 shall be increased by the percentage increase, if any, in the consumer price index for all urban consumers, Philadelphia-Wilmington-Atlantic City, CMSA (hereinafter "CPI") between June 2006 and June 2007.

                  (b) 8/1/08 to 7/31/09 ("Year 4"): The annual Base Rent paid in Year 3 shall be increased in Year 4 by the percentage increase, if any, in the CPI between June 2007 and June 2008.

                  (c) 8/1/09 to 7/31/10 ("Year 5"): The annual Base Rent paid in Year 4 shall be increased in Year 5 by the percentage increase, if any, in the CPI between June 2008 and June 2009.

         All Base Rent shall be paid in advance on the first day of each calendar month without set off or any demand therefor. If any installment of Base Rent, additional rent or any other amount due and payable by Lessee to Lessor hereunder shall remain unpaid for more than ten (10) days after the same becomes due and payable, such unpaid amount shall bear interest at the lesser of twelve percent (12%) per annum or the highest rate permitted by law, calculated from the date such payment was due. No

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payment by Lessee or receipt by Lessor of a lesser amount than the correct sum due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance due or pursue any other remedy under this Lease, at law or in equity.

         4.       Utilities; Janitorial.

                  (a) Lessee shall pay all telephone and communication charges used by Lessee in connection with the Leased Premises.

                  (b) Lessee shall pay all electricity and all other utilities, including, without limitation, heating, water and air conditioning related to the Leased Premises, to the extent that such utilities are separately metered for the Leased Premises. Lessor agrees to provide all such utilities to the Leased Premises. To the extent any such utilities provided to the Leased Premises are not separately metered, the Lessor's actual costs thereof shall be included in "Annual Operating Expenses" (as defined below).

                  (c) Lessor shall not be responsible for providing, and Lessee shall provide at its own expense, janitorial and cleaning services to the Leased Premises, including, without limitation, the removal of all trash and rubbish therefrom.

                  (d) Lessor will provide for regular removal of trash, from exterior receptacles, and will keep the sidewalks that abut the Leased Premises clean, free of ice and snow, and accessible to pedestrians. Lessee shall not encumber or obstruct the common area, sidewalks or entryway nor use them for any purpose except to provide ingress and egress to and from the Leased Premises.

         5. Annual Operating Expenses. Lessee shall pay for its "Pro Rata Share" (as defined below of all real estate taxes and assessments, including but not limited to, the West Chester Business Improvement District (BID) assessments, with respect to the Building and Property in which the Leased Premises is located. Lessee shall also pay its Pro Rata Share of the Annual Operating Expenses (including, but not limited to, maintenance and repairs for the Building, including painting; interior and exterior repairs; roof repairs but not roof replacement; building maintenance; service contracts; insurance; utilities, including water and sewer not separately metered to the Leased Premises; Lessor's building insurance costs; provided, however, that, because Lessee is to provide its own janitorial and cleaning services, the costs of janitorial and cleaning services provided to tenants shall be deducted from "Annual Operating Expenses" before calculating Lessee's Pro Rate Share thereof; and administrative expenses not to exceed 9% of the total Annual Operating Expenses) as budgeted by Lessor for the Building in which the Leased Premises is located. Lessee's payment of said real estate taxes, assessments and expenses shall be paid the first (1st) day of each month in addition to Lessee's payment of rent. Lessee shall pay to Lessor its Pro Rata Share of 1/12th of such expenses, taxes and assessments. Prior to the commencement of each year of the Lease, Lessor shall notify Lessee of each such year's budgeted amount for


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expenses and Lessee shall increase or decrease its monthly payment to equal
1/12th of such amount. The failure of Lessor to so notify Lessee shall not relieve Lessee of its obligations to pay any increased expenses upon receipt of such notice. Lessor's annual expense budget shall be based on the prior calendar year's actual expenses. At the end of each calendar year, Lessee shall pay to Lessor any deficiency between the actual and budgeted expenses for such year and Lessee shall receive a credit towards the following year's expenses for any surplus.

         "Pro Rata Share" as set forth herein shall mean twenty-five percent (25%) of the total Annual Operating Expenses budgeted by Lessor for the Building in which the Leased Premises are located as aforesaid.

         6. Improvements; Fixtures and Equipment.

                  (a) Lessee accepts the Leased Premises in an AS IS condition (except to the extent expressly otherwise provided in this Lease). Lessee shall, at Lessee's expense, perform or cause to be performed tenant improvements as approved in advance, in writing by Lessor. Lessee shall begin construction of the tenant improvements promptly following the Commencement Date of this Lease. All such tenant improvements shall be performed in a good and workmanlike manner by contractors reasonably acceptable to Lessor. Lessee shall secure all required permits from the governmental authorities having jurisdiction and shall construct the tenant improvements in accordance with the terms of such permits and in strict compliance with all applicable laws, ordinances, regulations, building codes and the like. In the event that Lessee proposes improvements that are reasonably likely to reduce the rental value of the Leased Premises, Lessor and Lessee shall identify such improvements in writing at the time Lessor consents to such improvements (herein, the "Identified Improvements"). Upon termination of the tenancy created hereby, Lessee shall at the option of Lessor, either remove such Identified Improvements and repair all damages created thereby, or, Lessor shall retain the Identified Improvements and repairs as the sole property of Lessor.

                  (b) All trade fixtures, decorations and equipment installed in the Leased Premises shall be installed by Lessee at Lessee's sole cost and expense. All such trade fixtures, decorations and equipment shall remain the sole property of Lessee. At the termination of the tenancy created hereby, Lessee shall have the right to remove such items from the Leases Premises, provided Lessee repairs any damage to the Leased Premises resulting from such removal. Lessee shall have the right, at Lessee's expense, to install in the Leased Premises (and in the Building to the extent necessary for access), telecommunications lines or conduits for such transmission lines as T-1 or ISDN lines, and Lessor will assist Lessee in coordinating with other tenants and giving Lessee access to perform any work that must be done in portions of the Building other than the Leased Premises.

                  (c) Lessor agrees that Lessee shall be permitted, subject to having obtained all necessary governmental approvals therefor, to construct and install in an exterior wall of the Leased Premises, and maintain, a through-the-wall ATM accessible to customers either (i) from the sidewalk outside the Building or (ii) from within the

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existing vestibule to the Building on Church Street, together with (in the case of an ATM in an outside wall) a vestibule or other exterior enclosure, and in either case with related signage and related security devices as desired by Lessee and permitted by applicable governmental authorities, and, if Lessee installs such an ATM Lessor and Lessee agree that the improvements and changes to the exterior wall to accommodate the ATM shall be deemed an "Identified Improvement" for purposes of this Lease. Lessor agrees that the ATM equipment itself is a trade fixture and shall not be deemed an improvement or part of the Building or Leased Premises.

                  (d) The Lessee shall also be permitted, if it elects, to install teller counters or stations and safe deposit boxes within the Leased Premises, as well as a night depository box or slot accessible, at Lessee's option (but subject to all necessary governmental approvals) through an exterior wall or door or from the Building vestibule on Church Street. All such improvements shall be deemed "Identified Improvements" for purposes of this Lease.

                  (e) The parties acknowledge that the Leased Premises presently contain an existing safe that will remain in the Leased Premises at the commencement of the Term. Lessee shall be entitled to make such modifications to the safe as may facilitate Lessee's operation of the safe, and Lessee will not be obligated to modify, change or remove any such modifications when this Lease terminates. Lessee also shall have no right or obligation to remove the safe itself at the termination of this Lease, and the neither the safe nor any modifications shall be deemed "Identified Improvements" for purposes of this Lease. Lessee shall be entitled to treat any modifications to the safe as Lessee's trade fixtures or equipment for purposes of this Lease.

         7. Repairs and Replacements.

(a) Lessor shall, at its cost and expense, maintain the structural portions of the Building, the heating, ventilation and air-conditioning system and the sanitary, electrical, and other systems for all portions of the Building including the Leased Premises, and any portions of the Building used by tenants in common, in good order and repair, including repairing and replacing foundations, floors (not including floor coverings), structural supports, roofs (including maintaining the roof in a watertight condition), roof structures, walls (except for interior wall coverings), exterior doors, entryways, steps, ramps, vestibules, and store fronts; maintain and replace as necessary all fuel tanks at the Leased Premises, if any; and repaint all exterior painted portions of such improvements when reasonably necessary. Lessor warrants the Building's existing heating, air conditioning and ventilation system to be in good working order at the time of Lessee's occupancy at the initiation of this Lease.

(b) Lessee shall make all repairs to the Leased Premises which is necessitated by Lessee's negligence, willful misconduct or failure to comply with the terms of this Lease, or in the installation or removal of any of Lessee's fixtures, signs or improvements. Lessee shall replace all broken glass in the Leased Premises. Lessee shall be responsible for all repairs to the interior and windows of the Leased Premises, and shall maintain or provide for the maintenance and maintenance contracts on any

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special heating, ventilating or air conditioning equipment serving the Leased
Premises that is installed by Lessee.

         8. Insurance.

                  (a) Lessee shall, at its sole cost and expense, maintain during the Term and any Renewal Term, comprehensive public liability insurance, and contractual liability insurance of not less than Two Million Dollars ($2,000,000) for personal injury, death and damage or destruction of property occurring upon, in or about the Leased Premises and shall maintain Lessor as an additional insured on all such policies. Lessee, at its option, may obtain insurance on the value of its personal property, contents, furniture, fixtures, equipment or inventory maintained or located on the Leased Premises and Lessor shall have no responsibility or liability with respect to the foregoing.

                  (b) Lessor shall, at its sole cost and expense, maintain during the Term and any Renewal Term: (i) comprehensive public liability insurance and landlord liability insurance of not less than Two Million Dollars ($2,000,000) for personal injury, death and damage or destruction of property occurring upon, in or about the Building and shall maintain Lessee as an additional insured on all such policies; and (ii) property casualty insurance for the Building at its full insurable value without reduction for coinsurance.

                  (c) Waiver Of Subrogation.

                            (i) In any case in which Lessee shall be obligated
under any provision of this Lease to pay to Lessor any loss, cost, damage, liability, or expense suffered or incurred by Lessor, Lessor shall allow to Lessee as an offset against the amount thereof the net proceeds of any insurance collected by Lessor for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable.

                            (ii) In any case in which Lessor shall be obligated
under any provision of this Lease to pay to Lessee any loss, cost, damage, liability or expense suffered or incurred by Lessee, Lessee shall allow to Lessor as an offset against the amount thereof the net proceeds of any insurance collected by Lessee for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable.

                            (iii) The parties hereto shall each endeavor to
procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance policy covering the Leased Premises and the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and having obtained such clauses and/or endorsements of waiver of subrogation or consent to a waiver of right of recovery each party hereby agrees that it will not make any claim against or seek to

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recover from the other for any loss or damage to its property or the property of others resulting from fire or other perils covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clauses and/or endorsements or clauses and/or endorsements consenting to a waiver of right of recovery and shall be co-extensive therewith. If either party may obtain such clause or endorsement only upon payment of an additional premium, such party shall promptly so advise the other party and shall be under no obligation to obtain such clause or endorsement unless such other party pays the premium.

         9. Lessee's Covenants. In addition to Lessee's other covenants and obligations hereunder, Lessee agrees during the Term and for so long as Lessee's occupancy continues:

                  (a) To pay when due the Base Rent and additional expenses as set forth herein, to maintain the Leased Premises in good condition and repair, reasonable wear and tear excepted and to promptly perform all items of maintenance and repair which Lessee is obligated to perform pursuant to paragraph 7 hereof;

                  (b) To permit Lessor to have access to the Leased Premises, with prior notice, during Lessee's normal operating hours provided any such entry does not interfere with Lessee's business or operations, and, in the event of an emergency, at other times, for the purpose of inspection of the same and to assure Lessor with regard to the performance by Lessee of the terms and conditions hereof, and, during the 12 months prior to expiration of the Term or any Renewal Term, to show the Leased Premises to prospective purchasers and tenants; provided, however, in recognition of Lessee's security needs and obligations as a bank, Lessor shall not exercise any right it has to enter into any secure area within the Leased Premises or to enter the Leased Premises outside Lessee's normal operating hours without Lessee's prior consent and under reasonable security conditions, accompanied by an officer or authorized representative of Lessee. Notwithstanding the foregoing, Lessor may exercise its right to enter the Leased Premises without Lessee's prior consent in emergency situations threatening life or property in which case Lessor will make reasonable attempts to contact Lessee and will contact local police prior to any such entry;

                  (c) At the expiration or earlier termination of the Term or any applicable Renewal Term, promptly to yield up, clean and neat, the Leased Premises and all improvements, alterations and additions thereto (unless required to be removed) and all fixtures and equipment servicing the Building; and to remove Lessee's signs, goods and effects and any fixtures and equipment used in the conduct of Lessee's business not serving the Building; and

                  (d) Comply with all governmental requirements and regulations respecting Lessee's use and occupancy of the Leased Premises in a timely manner and be solely responsible for all tax levies, assessments, licenses or fines arising from the conduct of Lessee's business.


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         10. Lessor's Covenants and Warranties. Lessor represents, warrants and covenants as follows: the accuracy of which Lessor acknowledges and agrees are conditions to this Lease and material inducements to Lessee to enter into this
Lease:

                  (a) Lessor is the sole owner of the Leased Premises and of the Building, which are not subject to any ground leases or other leases that will have priority over or conflict with this Lease on and after the Commencement Date;

                  (b) The only mortgage(s) burdening the Leased Premises as of the Commencement Date are identified on Schedule 10 attached to this Lease;

                  (c) Lessor has full right and power to execute and perform this Lease and to grant the estate demised herein;

                  (d) Lessor is not aware of any legal proceeding, claim, taking, proposed taking, administrative or judicial order or agreement with any third party that will or is likely to conflict with or result in a claim against the validity of this Lease, Lessee's taking occupancy of the Leased Premises on the Commencement Date, or Lessee's using the Leased Premises for any Permitted Uses; and

                  e) Upon payment of the rent and performance of all of the other terms and conditions to be performed by Lessee herein, Lessee shall be entitled to peaceably and quietly hold and enjoy the Leased Premises for the Term and any applicable Renewal Term.

         11. Signage. Lessee may erect any signs on or visible from the exterior of the Leased Premises, provided the same shall comply with applicable legal requirements. Subject to applicable law, Lessor agrees that Lessee may install and utilize throughout the Term the signs presently existing at the Leased Premises. During the Term, Lessee shall be permitted to change its signage from time to time without the prior consent or approval of Lessor (but with written notice), provided all modifications to the signage shall be in compliance with applicable laws, and shall be in general conformity with changes being made at other locations of Lessee. Lessee shall remove any signage that it installs] upon the termination of this Lease and repair any damage and close any holes caused by such removal.

         12. Destruction and Damage.

                  (a) If the Building or the Leased Premises should be totally destroyed by fire, flood or other casualty or be so damaged that rebuilding or repair cannot reasonably be completed within nine (9) months after the occurrence of such damage or destruction, this Lease shall terminate and rent shall be abated for the unexpired Term, effective as of the date of the occurrence of such damage or destruction.

                  (b) If the Building or the Leased Premises should be damaged by fire, flood to other casualty, but not to such an extent that rebuilding or repair cannot reasonably be completed within nine (9) months after the occurrence thereof, this Lease shall not terminate but Lessor shall, at Lessor's sole cost and expense, proceed

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to rebuild or repair the Building and the Leased Premises to the same condition which existed prior to such damage, except that, if such damage occurs within the last nine (9) months of Lessee's renewal option, either party may elect to terminate this Lease by written notification to the other, whereupon all rights and obligations hereunder shall cease. If the Leased Premises are rendered wholly or partially untenantable by any such damage, the rent otherwise payable hereunder shall abate during the period in which the Leased Premises are untenantable.

                  (c) Notwithstanding the foregoing, Lessee shall have a separate option to terminate this Lease if any of the following events shall occur as a result of a casualty and if any damage or destruction of the Leased Premises shall not have been fully repaired, and any impairment of Lessee's use of the Leased Premises shall not have been fully restored, within three (3) months after such damage or destruction shall have first occurred: (a) any material portion of the Leased Premises is damaged or destroyed, (b) any portion of the Building, or access to the Leased Premises or the Building is damaged or destroyed so as to materially interfere with Lessee's use of or access to the Leased Premises. For the purposes of this Section 12, a "material portion of the Leased Premises" will be deemed to have been damaged or destroyed, and any other casualty shall be deemed to "materially interfere" with Lessee's use of or access to the Leased Premises if the portion of the Leased Premises capable of being used after such damage or destruction is unsuitable in Lessee's reasonable opinion for Lessee's continued business use of the Leased Premises in the manner in which it was used prior to such taking.

         13. Liability.

                  (a) Damage in General. Lessee agrees that Lessor and its partners, employees and agents, shall not be liable to Lessee and Lessee hereby releases said parties from any liability for any personal injury, loss of income or damage to loss of persons or property in or about the Leased Premises or the Building from any cause whatsoever unless and to the extent such damage, loss or injury results from the negligence, wilfull misconduct or breach of law or regulation or the terms of this Lease of or by Lessor, its partners, employees or agents. Lessor and its respective partners, employees and agents shall not be liable to Lessee for any such damage or loss, whether or not such damage or loss results from such negligence, to the extent Lessee is compensated therefor by Lessee's insurance.

                  (b) Indemnity.

                            (i) Lessee shall defend, indemnify and hold harmless
Lessor and its partners, agents and employees from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including attorneys' fees, which may be incurred by or asserted by reason of any of the following which shall occur during the Term of this Lease:

                                    (A) any work or act done, in or about the
Leased Premises or any part thereof at the direction of Lessee, its agents, contractors, subcontractors, servants, employees, licensees or invitees;


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                                    (B) any negligence or other wrongful act or
omission on the part of Lessee or any of its agents, contractors, subcontractors, servants, employees, sub-tenants, licensees or invitees;

                                    (C) any accident, injury or damage to any
person or property occurring in, on or about the Leased Premises or any part thereof, unless and to the extent caused by the negligence, wilfull misconduct or breach of law, regulation or the terms of this Lease of or by Lessor, its employees or agents;

                                    (D) any failure on the part of Lessee to
perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

                            (ii) Lessor shall defend, indemnify and hold
harmless Lessee and its affiliates, shareholders, directors, agents and employees from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including attorneys' fees, which may be incurred by or asserted by reason of any of the following which shall occur during the Term of this Lease:

                                    (A) any work or act done, in or about the
Building or any part thereof at the direction of Lessor, its agents, contractors, subcontractors, servants, employees, licensees or invitees;

                                    (B) any negligence or other wrongful act or
omission on the part of Lessor or any of its agents, contractors, subcontractors, servants, employees, sub-tenants, licensees or invitees;

                                    (C) any accident, injury or damage to any
person or property occurring in, on or about any portion of the Building other than the Leased Premises, unless and to the extent caused by the negligence, wilfull misconduct or breach of law, regulation or the terms of this Lease of or by Lessee, its employees or agents;

                                    (D) any failure on the part of Lessor to
perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

         14. Assignment and Subletting.

                  (a) Lessee may at any time, and from time to time, assign its interest in this Lease, or sublease, or permit the occupancy of, all or any part of the Leased Premises without Lessor's consent to any successor in interest of Lessee or to any present or future parent, affiliated or subsidiary corporation or other entity, whether arising pursuant to a sale of stock, sale of assets, merger, consolidation or otherwise or to any entity which does business with Lessee on a regular basis as a licensee in Lessee's branch bank locations (the aforesaid permitted assignees, sublessees, and


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licensees are hereinafter collectively referred to as the "Related Parties").
Lessee agrees to promptly notify Lessor in writing of any such assignment or subletting.

                  (b) Except for subleases, licenses and assignments to Related Parties, as permitted above, Lessee agrees not to assign its interest in this Lease or in the Leased Premises or to sublease all or any part of the Leased Premises to any third party without first obtaining Lessor's written consent. The parties agree that it would be unreasonable for Lessor to withhold its consent to a sublease or assignment unless (i) Lessor reasonably believes that the use of the Leased Premises may not continue to comply with the terms and conditions of this Lease, or (ii) the proposed assignee's financial condition and/or business experience are not reasonably acceptable to Lessor, or (iii) Lessee is then in default under this Lease beyond applicable cure periods.

                  (c) In the event that Lessee assigns its interest in this Lease, whether to a Related Party pursuant to subsection (a) above, or to a third party pursuant to subsection (b) above, the assignee of Lessee's interest in this Lease shall specifically agree to assume all of Lessee's obligations under this Lease arising from and after the effective date of such assignment. No assignment or subletting shall affect the continuing primary liability of Lessee (which, following assignment, shall be joint and several with the assignee) unless the assignee agrees to assume all obligations of Lessee under the Lease and at the time of the assignment assignee has a net worth in excess of $5,000,000, in which case Lessee shall be thereafter released from all liability hereunder.

         15.      Default Remedies.

                  (a) Lessee's Default. Lessee will be in "Default" if (i) Lessee fails to pay Base Rent, additional expenses or any other amount owning hereunder when due, and such failure continues for five (5) days after written notice to Lessee of such failure; (ii) Lessee fails to perform any other material covenant or agreement contained in this Lease within thirty (30) days after written notice of the failure from Lessor; provided, however if the failure is of such a nature that it cannot be cured within said thirty (30) day period, Lessee will not be deemed in default provided Lessee commences to cure the default within said thirty (30) day period and thereafter continuously prosecutes such cure to completion; and/or (iii) Lessee vacates or abandons the Leased Premises or removes or manifests an intention to remove Lessee's goods and property from the Leased Premises other than in the ordinary course of its business; and/or (iv) Lessee is adjudicated a bankrupt in a proceeding initiated by or against it or a receiver for Lessee or for all or a substantial part of its property is appointed, or a court order is entered approving a petition seeking reorganization or an arrangement under the Bankruptcy Code, and any such adjudication, appointment or order is not vacated, set aside or otherwise terminated or stayed within sixty (60) days from the date of its entry.

                  (b) Remedies. Upon the occurrence of a Default, Lessor may, at any time thereafter and in addition to all other available legal or equitable rights and remedies, elect any one or more of the following remedies (but nothing in this Lease or the following provisions shall relieve Lessor of any obligation to mitigate damages Lessor may have under applicable law) (Lessee shall also pay to Lessor all reasonable attorney's fees, costs and expenses incurred by Lessor as a result of an occurrence of Default by Lessee):

                           (i) To accelerate the whole or any part of the Base
Rent for the entire unexpired balance of the Term. If so accelerated, in addition to any and all installments of rent already due and payable and in arrears, any other charge, expenses or cost herein agreed to be paid by Lessee which may be due and payable and in arrears, shall be deemed due and payable as if, by the terms and provisions of this Lease, such other charges, payments, costs and expenses were on that date payable in advance.

                           (ii) By appropriate legal proceedings to reenter the
Leased Premises, together with all additions, alterations and improvements and, at the option of Lessor, remove all persons and all or any property therefrom either by summary dispossess proceedings or by any suitable action or proceeding at law, and repossess and enjoy the Leased Premises. Upon recovering possession of the Leased Premises by reason of or based upon or arising out of a Default on the part of Lessee, Lessor may, at Lessor's option either terminate this Lease or make such alterations or repairs as may be necessary in order to relet the Leased Premises and relet the Leased Premises or any part or parts thereof, either in Lessor's name or otherwise, for a term or terms which may, at Lessor's option, be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and at such rent or rents and upon such other terms and conditions as in Lessor's sole discretion may be advisable and to such other person or persons as may in Lessor's discretion be best; upon each such reletting, all rents received by Lessor from such reletting shall be applied as follows: First, to the payment of any costs and expenses or such reletting including brokerage fees, attorneys' fees and all costs of any alterations and repairs; second, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as it may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to the paid during that month by Lessee, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Leased Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Lessor to terminate this Lease unless written notice of such intention be given to Lessee. Lessor shall in no event be liable in any way whatsoever for failure to relet the Leased Premises, or in the event that the Leased Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.

                           (iii) To terminate this Lease and the Term hereby
created without any right on the part of Lessee to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken, whereupon Lessor shall be entitled to recover, any and all sums and damages for violation of Lessee's obligations hereunder in existence at the time of such termination.

         16. Subordination; Non-Disturbance. This Lease is and shall be subject and subordinate to all ground or underlying leases of the Building and to all mortgages which may now or hereafter be secured upon such leases or the Building and to any and all renewals, modifications, consolidations, replacements and extensions thereof, on the condition that each holder of an interest in any such ground or underlying lease or any such mortgage shall have delivered to Lessee a written agreement providing that, so long as Lessee is in compliance with Lessee's obligations under this Lease, such party agrees (a) to recognize Lessee's rights, tenancy and occupancy under this Lease, and (b) not to disturb Lessee's occupancy of the Leased Premises, notwithstanding any termination of any such lease or foreclosure of any such mortgage. This paragraph shall be self-operative and no further instrument of subordination shall be required by any lessor or mortgagee, but in confirmation of such subordination, Lessee shall execute within fifteen (15) days after being so requested, any certificate that Lessor may reasonably require, acknowledging such subordination.

         17. Estoppel Statement. Lessee and Lessor, from time to time, within ten (10) days after request by the other party, shall execute, acknowledge and deliver to the other party a statement, which may be relied upon the other party or any proposed assignee of its interest in this Lease or any existing or proposed mortgagee or ground lessor or purchaser of the Building, certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified and listing the instruments of modification), the dates to which rent and other charges have been paid whether or not Lessor (in the case of a certificate by Lessee) or Lessee (in the case of a certificate by Lessor is in default hereunder or whether the certifying party has any claims or demands against the other party (and, if so, the default, claim and/or demand shall be specified) and certifying as to such other matters as the other party may reasonably request. Lessee and Lessor each acknowledges that any such statement so delivered by it may be relied upon by the requesting party and any such assignee, any landlord under any ground or underlying lease or by any perspective purchaser, mortgagee or any assignee of any mortgage.

         18. Condemnation.

                  (a) If the whole of the Leased Premises is condemned for any public use or purpose by any legally constituted authority (or is sold to such authority in lieu of condemnation), this Lease shall cease from the date of such taking or sale and rental shall be accounted for between Lessor and Lessee as of the date of the surrender of possession.

                  (b) Lessee shall have the option to terminate this Lease if any of the following events shall occur as the result of a taking in condemnation proceedings, or by exercise of any right of eminent domain, or by agreement between Lessor or any other person and those authorized to exercise the same: (a) any material portion of the Leased Premises is taken, (b) any material portion of the access to the Leased Premises or the Building is taken, or (c) any portion of the Building or adjoining land is taken so as to materially interfere with Lessee's use of or access to the Leased Premises, including, but not limited to, a reduction of available parking. For the purposes of this Section 18, a "material portion of the Leased Premises" will be deemed to have been taken and any other taking shall be deemed to "materially interfere" with Lessee's use of or access to the Leased Premises if the portion of the Leased Premises capable of being used after such taking is unsuitable in Lessee's reasonable opinion for Lessee's continued business use of the Leased Premises in the manner in which it was used prior to such taking.

                  (c) If only a portion of the Leased Premises is so taken or sold then from and after the date of taking or sale, so long as Lessee shall not have exercised its option to terminate this Lease under subsection (b) of this Section, Lessee shall remain on the remaining portion of the Leased Premises, under the terms and conditions of this Lease, provided, however, that the rental shall be proportionately reduced to reflect the portion of the Leased Premises so taken or sold.

                  (d) No condemnation or condemnation award shall prejudice the rights of either Lessor or Lessee to recover compensation from the condemnation.

         19. Option to Renew. Lessee shall have the option to renew this Lease for three (3) additional, successive terms of five (5) years each (each, a "Renewal Term"), with each Renewal Term commencing consecutively upon the expiration of the Term as it may have been previously extended. All of the terms and conditions applicable to the Term of this Lease shall also apply during each Renewal Term, except that during each Renewal Term, the Base Rent shall be a fair market rental taking into account all of the terms and conditions of this Lease.

         The renewal option shall be exercisable by written notice to Lessor at least one hundred eighty days (180) days prior to the end of the then current Lease Term, so long as Lessee is not then in Default hereunder on the notice date or at the commencement of the renewal term. If, within 15 days after Lessee's written notice of exercise of the option, Lessee and Lessor shall not have agreed in writing on the amount and rate of Base Rent for the ensuing Renewal Term, the parties shall, within 30 days after Lessee's written notice, submit the dispute to binding arbitration by two licensed Pennsylvania real estate appraisers each having a minimum of ten (10) years experience in appraising commercial real estate in Chester County, Pennsylvania, one to be appointed by each of the parties. If the two appraisers cannot agree on the fair market rent, they shall promptly select a third Pennsylvania real estate appraiser having a minimum of ten (10) years experience in appraising commercial real estate in Chester County, Pennsylvania. The appraisers shall submit to Lessor and Lessee, within 120 days after Lessee's written notice (not less than 60 days prior to the commencement of the Renewal Term, a written determination as to the fair market rent for a Base Rent taking into account all of the terms and conditions of this Lease, which shall be final and binding on Lessor and Lessee. The cost of such arbitration shall be shared equally between the parties.

         20. Holding Over. If Lessee remains in possession of the Leased Premises after the expiration of the Term, its continued possession shall be as a month-to-month tenant (unless the option to renew is validly exercised pursuant to paragraph 20 above). During such month-to-month tenancy, Basic Rent shall be payable at a rate equal to one and one-half times the rate of Basic Rent in effect during the last month of the immediately preceding Term, and the terms and provisions of this Lease shall otherwise apply.

         21. Lessor Nonpayment or Nonperformance. In the event of Lessor's failure to pay any sum or sums or perform any obligation which Lessor is obligated to pay or perform and such nonpayment or nonperformance may result in a lien, charge or encumbrance upon the Leased Premises or interferes with the conduct of Lessee's business in the Leased Premises, Lessee shall have the right, but not the obligation, to pay or perform the same to the extent necessary to prevent any such lien, charge or encumbrance or to address any such interference, but only after Lessee shall have given Lessor written notice of Lessee's intention to do so and Lessor shall have failed to cure such nonpayment or nonperformance within such time as may be required to prevent any such lien, charge or encumbrance or any such interference. Lessor shall on demand reimburse Lessee for the reasonable costs and expenses incurred by Lessee in making such payment or performing such obligation as aforesaid, including reasonable attorneys' fees. If Lessor fails timely to make such payment to Lessee, Lessee shall have the right to deduct such sums from the next installments of rent due under this Lease.

         22. Environmental Indemnity. Lessor agrees to indemnify, defend and hold Lessee and its officers, employees and agents harmless from any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlement of claims) or loss of every nature and kind including reasonable attorneys' fees, consultant fees, and expert fees (consultants and experts to be reasonably satisfactory to Lessee) which arise on or after the date of execution and delivery hereof, whether before the Term Commencement Date, during or after the Term, from or in connection with any Environmental Conditions (as hereinafter defined) on, over, under, migrating to or from, or emanating from the Leased Premises even though such Environmental Condition(s) may not have been caused by Lessor, its agents, employees, or representatives, unless the Environmental Condition(s) are present as a result of the act or omission of Lessee or now exist. Without limiting the generality of the foregoing, the indemnification provided by this Section 29 shall specifically cover costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of the presence or suspected presence of any Environmental Condition in the soil, groundwater or soil vapor on, under, over, migrating to or from, or emanating from, the Leased Premises, unless the toxic, hazardous, or other substances comprising the Environmental Condition are present as a result of the act or omission of Lessee or now exist. Without limiting the generality of any of the foregoing, this indemnification shall also specifically cover costs incurred in connection with:

                  (a) toxic or hazardous substances that migrate, flow, percolate, diffuse, or in any way move from, onto or under the Leased Premises after the execution and delivery hereof; or

                  (b) toxic or hazardous substances present on or under the Leased Premises as a result of any discharge, dumping, spilling (accidental or otherwise), onto the Leased Premises after the execution and delivery hereof by any person, corporation, partnership, or entity other than Lessee, its officers, employees or agents.

For purposes of this Lease, "Environmental Conditions" shall refer to any conditions of the air, land, or water (including surface water, groundwater, fresh water, and tidal water) which are or which become the subject of protection, regulation, or control under any federal, state, or local statute, regulation, ordinance, order, or decree relating to health, safety, or the environment, including, without limitation, the discharge or release of hazardous wastes, hazardous materials, solid or liquid wastes, contaminants, pollutants, or toxic substances, as such terms may be defined under any such federal, state, or local statute, regulation, ordinance, order, or decree. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

         22. Americans With Disabilities Act.

                  (a) Lessee shall, at Lessee's expense, comply with all laws, rules, regulations, requirements and recommendations of all county, municipal, state, federal and other applicable governmental authorities now or hereafter in force, including, but not limited to, the Americans with Disabilities Act of 1990 ("ADA"), as they relate to the Leased Premises and the conduct of Lessee's business therein.

                  (b) To the extent required by the ADA, Lessee shall also place appropriate accessibility signage (with respect to the Leased Premises) on the exterior of the Leased Premises.

                  (c) Subject to the foregoing, Lessor shall, at Lessor's expense, comply with all laws, rules, regulations, requirements and recommendations of all county, municipal, state, federal and other applicable governmental authorities now or hereafter in force, including, but not limited to, the Americans with Disabilities Act of 1990 ("ADA"), as they relate to the portions of the Building through which the public may have access to the Leased Premises.

         23. Suspension of Business by Government Order. If Lessee is prohibited from conducting business in the Leased Premises by (i) any governmental authority having jurisdiction because of any act or default of Lessor or any occupant of other premises in the Building, or (ii) because of any event or any condition of or in the Building or any part thereof which is not the result of Lessee's act, negligence or default under this Lease, the Rent and other charges reserved hereunder shall be wholly abated while such prohibition remains in effect, and Lessor shall forthwith refund to Lessee all unearned Rent and other charges paid in advance by Lessee. If such prohibition shall continue in effect for a period of six (6) months, Lessee shall have the right to terminate this Lease by written notice sent to Lessor at any time after the expiration of such six (6) month period, but before the prohibition is ended. Lessor shall promptly initiate and diligently prosecute to completion any action which may be necessary to abate the condition(s) which gave rise to the prohibition.

         24. Disputes; Payment or Performance "Under Protest". Except in connection with the non-payment of rent by Lessee against which Lessee has no claim of set-off or abatement, in the event of an unresolved dispute between Lessor and

Lessee regarding the performance by either party of an obligation or condition of this Lease, as a condition precedent to the filing of litigation, authorized representatives of Lessor and Lessee shall use reasonable efforts to resolve said dispute within 30 days after receipt of a default notice. In addition, if at any time a dispute shall arise as to any sum of money to be paid by one party to the other under the provisions hereof or as to any work to be performed by either of them under the provisions hereof, the party against whom the obligation is asserted shall have the right, in addition to any other rights provided under this Lease, to make payment or perform such work "under protest", in which event such payment or performance shall not be regarded as voluntary payment or performance and that party shall not be deemed to have waived any rights by tendering payment or performance and, to the extent a determination is later made that such party was not obligated to make such payment or performance, such party shall retain a right to repayment of that portion of such sum or of the cost of such performance that it is determined not to have been obligated to tender.

         25.      Miscellaneous.

                  (a) Examination or review of this Lease by or on behalf of either Lessor or Lessee shall not be construed as approval or acceptance hereof and this Lease shall not be effective until executed by duly authorized signatories of both Lessor and Lessee. This Lease may not be amended or modified except by a writing signed by Lessor and Lessee.

                  (b) No consent or waiver, express or implied, by Lessor or Lessee to or of any breach of any agreement or duty to the other shall be construed as a consent or waiver of any other breach of the same or any other agreement or duty.

                  (c) Whenever any notice, approval, consent or request is given pursuant to this Lease, it shall be in writing. Communications and payments, unless otherwise specified shall be addressed to the party's address stated elsewhere herein. Any communication so addressed shall be deemed duly served if delivered personally or mailed by registered or certified mail, return receipt requested.

                  (d) The invalidity or unenforceability of any provision of this Lease shall not affect or render invalid or unenforceable any other provision hereof.

                  (e) This Lease shall be construed under the laws and judicial interpretations of the Commonwealth of Pennsylvania.

                  (f) This Lease shall not be recorded in whole or in memorandum form by Lessee without the prior written consent of Lessor.

                  (g) Lessor and Lessee represent and warrant to each other that they have not consulted or contacted any agent, broker, or finder in connection with this Lease. Lessor and Lessee agree to defend, indemnify and hold the other harmless from any and all claims for compensation or commission, or any portion thereof, in connection with this Lease by any broker, agent, or finder (other than Broker) claiming to have dealt with the indemnifying party.

         IN WITNESS WHEREOF, Lessor and Lessee have caused the due execution of this Lease on their respective behalf.

                                     LESSOR:

                                            HEADWATERS ASSOCIATES
Witness:

____________________________            By:__________________________________
Print Name:______________                 William Dalusio, General Partner


                                              Date signed: February __, 2005.



ATTEST:                              LESSEE:

                                           DNB FIRST, NATIONAL ASSOCIATION


______________________________          By: __________________________________
Ronald K. Dankanich, Secretary            William J. Hieb, President


                                              Date signed: February __, 2005.